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                              P R O X Y

                       FOR THE ANNUAL MEETING
                         OF SHAREHOLDERS OF
                       ROYAL SILVER MINES, INC.


     KNOW ALL MEN BY THESE PRESENTS: That the undersigned hereby constitutes and appoints Howard Crosby and Thomas Henricksen with the power of substitution, attorneys and proxies to appear and vote at the Annual Meeting of Shareholders of Royal Silver Mines, Inc. to be held at Cavanaugh's Inn at the Park, 303 West North River Drive, Ballroom D, Spokane, Washington on May 29, 1997, at 1:30 p.m., P.D.T., and at any adjournments thereof, with all the powers the undersigned would possess if personally present, including authority to vote on the matters shown below in the manner directed and upon any other matter which may properly come before the meeting.

     This proxy is solicited on behalf of the Board of Directors of Royal Silver Mines, Inc. Except as specified to the contrary below, the shares represented by this proxy will be voted for Proposals 1, 2, 3 and 4. The undersigned hereby revokes any proxy previously given to vote such shares at the meeting or at any adjournment.

                PLEASE MARK THE FOLLOWING WITH AN "X."

1.   [ ]  ELECTION OF DIRECTORS         [ ]  WITHHOLD AUTHORITY
          FOR all nominees listed            to vote for all
          below (except as marked            nominees listed below
          to the contrary below)

        (INSTRUCTION:  To withhold authority to vote for any
       individual nominee strike a line through the nominee's
                       name in the list below.)

                           Howard M. Crosby
                         Robert E. Jorgensen
                          Thomas Henricksen
                           Ronald Kitching
                              John Ryan
                             Kevin Stulp

2. Amend the Company's Articles of Incorporation. The amendment will increase the authorized Common Stock of the Company from 40,000,000 shares, $0.01 par value per share, to 100,000,000 shares, $0.01 par value per share.

               [ ]  FOR       [ ] AGAINST         [ ] ABSTAIN

3. Amend the Company's Articles of Incorporation. The amendment will create a class of Preferred Stock.

               [ ]  FOR       [ ] AGAINST         [ ] ABSTAIN


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4.   Ratification of the appointment of Williams & Webster, P.S., as the Company's independent public accountants for the fiscal year ending December 31, 1997.

               [ ]  FOR       [ ] AGAINST         [ ] ABSTAIN


          PLEASE VOTE, DATE AND SIGN YOUR NAME(S) EXACTLY AS PRINTED ON THIS PROXY, indicating, where applicable, official position or representative capacity.



                         _______________________________________
                         Signature


                         _______________________________________
                         (Additional signature(s) if held jointly)


DATE: ______________________


             PLEASE RETURN THIS PROXY IN THE POSTAGE PAID
                  SELF ADDRESSED ENVELOPE ENCLOSED.





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